Exhibit 99.1
Financial News Release

Contact Information:	Steven Moore
Pixelworks, Inc.
408-200-9221
smoore@pixelworks.com
Pixelworks Reports Fourth Quarter 2008 Financial Results
Operations Generate $15 Million Cash Flow in 2008
Portland, Ore., January 29, 2009 — Pixelworks, Inc. (NASDAQ:PXLW), an innovative provider of powerful video and pixel processing technology, today announced financial results for the fourth quarter ended December 31, 2008.
     Fourth quarter 2008 revenue was $18.9 million, down 12% sequentially from $21.5 million in the third quarter of 2008 and down 30% from $27.0 million in the fourth quarter of 2007.
     GAAP gross profit margin in the fourth quarter of 2008 was 47.7 percent, at the high end of management guidance, compared with 53.3 percent in the third quarter of 2008 and 48.7 percent in the fourth quarter of 2007. Fourth quarter 2008 non-GAAP gross profit margin was 52.7 percent, compared with 56.6 percent in the third quarter of 2008 and 51.5 percent in the fourth quarter of 2007.
     Fourth quarter 2008 GAAP operating expenses were $11.1 million, relatively unchanged from $11.0 million in the third quarter of 2008 and down 44% from $19.7 million in the fourth quarter of 2007. GAAP operating expenses in the fourth quarter of 2008 included $0.6 million in restructuring charges related to termination benefits paid in connection with a 5% reduction-in-force that the Company implemented in January 2009, and $0.4 million in stock-based compensation expense. Third quarter 2008 GAAP operating expenses included $0.1 million in restructuring charges and $0.4 million in stock-based compensation expense; and fourth quarter 2007 GAAP operating expenses included $6.2 million in restructuring charges, $1.5 million in stock-based compensation expense and $0.1 million in other non-cash expenses.
     Non-GAAP operating expenses of $10.1 million in the fourth quarter of 2008 were at the low end of management guidance, and were down 4% from $10.5 million in the third quarter of 2008 and down 15% from $11.9 million in the fourth quarter of 2007. The year-over-year decreases in GAAP and non-GAAP operating expenses were a result of the Company’s previously completed restructuring actions.
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Pixelworks Reports Fourth Quarter 2008 Financial Results
January 29, 2009

     Fourth quarter 2008 GAAP net loss was $(4.6) million, or $(0.34) per diluted share, compared to net income of $8.2 million, or $0.56 per diluted share in the third quarter of 2008 and net loss of $(6.4) million, or $(0.42) per share in the fourth quarter of 2007. On a non-GAAP basis, the Company recorded net loss of $(0.7) million, or $(0.05) per diluted share in the fourth quarter of 2008, compared with net income of $0.7 million, or $0.05 per diluted share in the third quarter of 2008 and net income of $2.3 million, or $0.15 per share in the fourth quarter of 2007. Non-GAAP net income in the third quarter of 2008 excludes a net gain of $8.1 million realized on the repurchase of $29.1 million of the Company’s convertible subordinated debentures during the quarter. Income and loss per share amounts in prior periods have been adjusted to reflect the Company’s June 4, 2008 reverse stock split.
     GAAP net income increased to $8.5 million, or $0.59 per diluted share for the year ended December 31, 2008, compared with GAAP net loss of $(30.9) million, or $(1.92) per diluted share for the year ended December 31, 2007. Non-GAAP net income increased to $3.8 million, or $0.26 per diluted share for the year ended December 31, 2008, compared with non-GAAP net loss of $(8.3) million, or $(0.52) per share for the year ended December 31, 2007.
     Decreased operating expenses and higher gross profit margin in 2008 enabled the Company to generate positive cash flow from operations of approximately $1.8 million in the fourth quarter of 2008 and approximately $15.0 million for the year ended December 31, 2008. The fourth quarter of 2008 was the Company’s fifth consecutive quarter of positive cash flow from operations.
     Under the previously announced stock repurchase program, the Company repurchased approximately 594,000 shares of its common stock during the fourth quarter of 2008.
     “2008 was a year of significant progress for Pixelworks. With the introduction of leading new products, key senior management additions, and substantial strengthening of our financial position, Pixelworks now has the key components in place to capitalize on exciting trends in the video display market. Significant traction with some of the world’s leading electronics manufacturers in 2008 highlights strong customer acceptance of our new products and validates our product strategy,” said Bruce Walicek, President and CEO of Pixelworks. “While we enter 2009 as a much stronger company, the global economic crisis is having a significant impact on our customer base, and as a consequence our visibility into future periods is severely reduced. In response to this challenging environment, we have acted quickly to initiate restructuring actions and reduce our costs. We remain proactive in managing our expenses and focusing on crisp execution of our product roadmaps.”

Pixelworks Reports Fourth Quarter 2008 Financial Results
January 29, 2009

Business Outlook for First Quarter 2009
     The following statements are based on the Company’s current expectations. These statements are forward-looking, subject to risks and uncertainties, and actual results may differ materially. These statements do not include the potential impact of any investments outside the ordinary course of business, mergers or acquisitions that may be completed after December 31, 2008 or other future events. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The inclusion of any statement in this release does not constitute a suggestion by the Company or any other person that the events or circumstances described in such statements are material. The Company does not undertake to publicly update or revise these forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied in this release will not be realized.
     The Company expects to record GAAP net loss per share in the first quarter of 2009 of ($0.22) to $(0.42) and to record non-GAAP net loss per share of $(0.13) to $(0.33), based on the following estimates:
▪	The Company anticipates first quarter revenue of $10.0 million to $13.0 million. Revenue is highly dependent on a number of factors including, but not limited to, general economic conditions, levels of inventory at distributors and customers, seasonality in the consumer electronics market, consumer confidence and spending, timely customer transition to new product designs, new product introductions, the Company’s ability to secure additional design wins, and production yields.

▪	GAAP gross profit margin of approximately 35 to 40 percent. Non-GAAP gross profit margin of approximately 42 to 46 percent. Gross profit margin may be higher or lower than expected due to many factors including, but not limited to, revenue levels and product mix, new product yields, changes in estimated product costs, competitive pricing actions, and inventory reserve changes.

▪	GAAP operating expenses of $9.5 million to $10.5 million and non-GAAP operating expenses of $9.0 million to $10.0 million.

▪	Interest expense, net of $200,000 on both a GAAP and non-GAAP basis.

▪	A benefit for income tax of $1.5 million on a GAAP and non-GAAP basis.

Pixelworks Reports Fourth Quarter 2008 Financial Results
January 29, 2009

Conference Call Information
     Pixelworks will host a conference call today at 2 p.m. Pacific Time, which can be accessed by calling 617-614-3926 and using passcode 42526764. A Web broadcast of the call can be accessed by visiting the Company’s investor page at www.pixelworks.com. For those unable to listen to the live Web broadcast, it will be archived for 30 days. A replay of the conference call will also be available through midnight on February 4, 2009, and can be accessed by calling 617-801-6888 and using passcode 31960331.
About Pixelworks, Inc.
     Pixelworks, headquartered in Portland, Oregon, is an innovative designer, developer and marketer of video and pixel processing technology semiconductors and software for high-end digital video applications. At design centers in Shanghai and San Jose, Pixelworks engineers push pixel performance to new levels for leading manufacturers of consumer electronics and professional displays worldwide.
     For more information, please visit the Company’s Web site at www.pixelworks.com.
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Note: Pixelworks® and the Pixelworks logo® are trademarks of Pixelworks, Inc. All other trademarks are the property of their respective owners.
Non-GAAP Financial Measures
     This press release makes reference to non-GAAP gross profit margins, non-GAAP operating expenses and non-GAAP net income (loss), which exclude gains on the repurchase of long-term debt, other-than-temporary impairments of a marketable security, other income, restructuring charges, acquisition-related items, stock-based compensation expense and accelerated amortization of a non-cancelable prepaid royalty, all of which are required under GAAP. The Company believes these non-GAAP measures provide a meaningful perspective on its underlying cash flow dynamics, but cautions investors to consider these measures in addition to, not as a substitute for, its consolidated financial results as presented in accordance with GAAP. A reconciliation between GAAP and non-GAAP financial measures is included in this earnings release which is available in the investor relations section of the Company’s website.
Safe Harbor Statement
     This release contains statements, including the statements in Bruce Walicek’s quote and the “Business Outlook for First Quarter 2009” section above, that are forward-looking statements within the meaning of the “Safe Harbor” provisions of the federal Securities Litigation Reform Act of 1995. Such statements are based on current expectations, estimates and projections about the Company’s business. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Actual results could vary materially from the description contained herein due to many factors including those described above and the following: current global economic challenges, changes in the multimedia projector, advanced television, advanced media processor, and LCD panel and monitor markets; competitive factors, such as rival chip architectures, introduction or traction by competing designs, or pricing pressures; changes in customer ordering patterns or lead times; seasonality in the consumer electronics market; new product yield rates; supply of products from third party foundries; the success of our products in expanded markets; our efforts to maintain profitability and a positive EBITDA;

Pixelworks Reports Fourth Quarter 2008 Financial Results
January 29, 2009

insufficient, excess or obsolete inventory and variations in inventory valuation; changes in the recoverability of intangible assets and long lived assets; and other risk factors listed from time to time in the Company’s Securities and Exchange Commission filings.
     The forward-looking statements we make today, speak as of today, and we do not undertake any obligation to update any such statements to reflect events or circumstances occurring after today. Please refer to our Annual Report on Form 10-K for the year ended December 31, 2007 and subsequent SEC filings for a description of factors that could cause actual results to differ materially from the preliminary results announced.
— Financial Tables Follow —

Pixelworks Reports Fourth Quarter 2008 Financial Results
January 29, 2009

PIXELWORKS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended			Year Ended
	Dec. 31, 2008	Sept. 30, 2008	Dec. 31, 2007	Dec. 31, 2008	Dec. 31, 2007
Revenue, net	$18,916	$21,479	$26,970	$85,164	$105,980
Cost of revenue (1)	9,901	10,028	13,826	42,529	59,273

Gross profit	9,015	11,451	13,144	42,635	46,707

Operating expenses:
Research and development (2)	6,121	6,476	8,180	26,512	38,792
Selling, general and administrative (3)	4,355	4,413	5,202	17,945	25,437
Restructuring	618	121	6,237	1,589	13,285
Amortization of acquired intangible assets	—	—	90	164	359

Total operating expenses	11,094	11,010	19,709	46,210	77,873

Income (loss) from operations	(2,079)	441	(6,565)	(3,575)	(31,166)

Other-than-temporary impairment of marketable security	(1,400)	—	—	(7,890)	—
Interest expense	(296)	(343)	(639)	(1,631)	(2,642)
Interest income	161	405	1,361	2,102	5,786
Amortization of debt issuance costs	(72)	(83)	(165)	(426)	(661)
Gain on repurchase of long-term debt, net	—	8,113	—	19,670	—
Other income	—	—	—	218	—

Interest and other income, net	(1,607)	8,092	557	12,043	2,483

Income (loss) before income taxes	(3,686)	8,533	(6,008)	8,468	(28,683)

Provision (benefit) for income taxes	940	314	441	(8)	2,237

Net income (loss)	$(4,626)	$8,219	$(6,449)	$8,476	$(30,920)

Net income (loss) per share:
Basic	$(0.34)	$0.57	$(0.42)	$0.59	$(1.92)

Diluted	$(0.34)	$0.56	$(0.42)	$0.59	$(1.92)

Weighted average shares outstanding:
Basic	13,716	14,383	15,431	14,399	16,069

Diluted	13,716	15,399	15,431	14,410	16,069

(1) Includes:
Amortization of acquired developed technology	$705	$705	$705	$2,820	$2,820
Accelerated amortization of non-cancelable prepaid royalty	144	—	—	144	—
Restructuring	91	—	25	91	172
Stock-based compensation	12	8	28	58	98
(2) Includes stock-based compensation	175	177	602	1,250	2,320
(3) Includes stock-based compensation	233	227	894	1,198	3,527

Pixelworks Reports Fourth Quarter 2008 Financial Results
January 29, 2009

PIXELWORKS, INC.
RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL INFORMATION *
(In thousands, except per share data)
(Unaudited)

	Three Months Ended			Year Ended
	Dec. 31, 2008	Sept. 30, 2008	Dec. 31, 2007	Dec. 31, 2008	Dec. 31, 2007
Reconciliation of GAAP and non-GAAP gross profit

GAAP gross profit	$9,015	$11,451	$13,144	$42,635	$46,707

Amortization of acquired developed technology	705	705	705	2,820	2,820
Accelerated amortization of non-cancelable prepaid royalty	144	—	—	144	—
Restructuring	91	—	25	91	172
Stock-based compensation	12	8	28	58	98

Total reconciling items included in cost of revenue	952	713	758	3,113	3,090

Non-GAAP gross profit	$9,967	$12,164	$13,902	$45,748	$49,797

Non-GAAP gross profit margin	52.7%	56.6%	51.5%	53.7%	47.0%

Reconciliation of GAAP and non-GAAP operating expenses

GAAP operating expenses	$11,094	$11,010	$19,709	$46,210	$77,873

Reconciling item included in research and development:
Stock-based compensation	175	177	602	1,250	2,320
Reconciling item included in selling, general and administrative:
Stock-based compensation	233	227	894	1,198	3,527
Restructuring	618	121	6,237	1,589	13,285
Amortization of acquired intangible assets	—	—	90	164	359

Total reconciling items included in operating expenses	1,026	525	7,823	4,201	19,491

Non-GAAP operating expenses	$10,068	$10,485	$11,886	$42,009	$58,382

Reconciliation of GAAP and non-GAAP net income (loss)

GAAP net income (loss)	$(4,626)	$8,219	$(6,449)	$8,476	$(30,920)

Reconciling items included in cost of revenue	952	713	758	3,113	3,090
Reconciling items included in operating expenses	1,026	525	7,823	4,201	19,491
Other than temporary impairment of marketable security	1,400	—	—	7,890	—
Gain on repurchase of long-term debt, net	—	(8,113)	—	(19,670)	—
Other income	—	—	—	(218)	—
Tax effect of non-GAAP adjustments	596	(596)	123	—	—

Non-GAAP net income (loss)	$(652)	$748	$2,255	$3,792	$(8,339)

Non-GAAP net income (loss) per share — basic and diluted	$(0.05)	$0.05	$0.15	$0.26	$(0.52)

Non-GAAP weighted average shares outstanding
Basic	13,716	14,383	15,431	14,399	16,069

Diluted	13,716	14,392	15,452	14,410	16,069

*	Our non-GAAP gross profit, non-GAAP operating expenses, non-GAAP net income (loss) and non-GAAP net income (loss) per share differs from GAAP gross profit, GAAP operating expenses, GAAP net income (loss) and GAAP net income (loss) per share due to the exclusion of gains on the repurchase of long-term debt, other-than-temporary impairments of a marketable security, other income, restructuring charges, acquisition-related items, stock-based compensation expense and accelerated amortization of a non-cancelable prepaid royalty. Pixelworks’ management believes the presentation of non-GAAP gross profit, non-GAAP operating expenses, non-GAAP net income (loss) and non-GAAP net income (loss) per share provides useful information to investors regarding Pixelworks’ results of operations by allowing investors to better evaluate underlying cash flow dynamics. Pixelworks’ management also uses each of these non-GAAP measures internally to better evaluate underlying cash flow dynamics. Pixelworks, however, cautions investors to consider these non-GAAP financial measures in addition to, and not as a substitute for, our GAAP financial measures.

Pixelworks Reports Fourth Quarter 2008 Financial Results
January 29, 2009

PIXELWORKS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	December 31,	December 31,
	2008	2007
ASSETS

Current assets:
Cash and cash equivalents	$53,149	$74,572
Short-term marketable securities	8,058	34,581
Accounts receivable, net	6,149	6,223
Inventories, net	4,981	11,265
Prepaid expenses and other current assets	3,381	3,791

Total current assets	75,718	130,432

Long-term marketable securities	2,110	9,804
Property and equipment, net	5,187	6,148
Other assets, net	4,639	6,902
Debt issuance costs, net	692	2,260
Acquired intangible assets, net	3,386	6,370

Total assets	$91,732	$161,916

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$4,215	$3,992
Accrued liabilities and current portion of long-term liabilities	8,921	13,848
Current portion of income taxes payable	137	232

Total current liabilities	13,273	18,072

Long-term liabilities, net of current portion	2,035	1,236
Income taxes payable, net of current portion	10,581	10,635
Long-term debt	60,634	140,000

Total liabilities	86,523	169,943

Shareholders’ equity (deficit)	5,209	(8,027)

Total liabilities and shareholders’ equity	$91,732	$161,916